CHENIERE ENERGY, INC.

Amended and Restated

2003 STOCK INCENTIVE PLAN

FRENCH RESTRICTED SHARES GRANT

1. Grant of French Restricted Shares. Cheniere Energy, Inc., a Delaware corporation (the “Company”), hereby grants to (“Participant”) all rights, title and interest in the record and beneficial ownership of () shares (the “French Restricted Shares”) of common stock, $0.03 par value per share, of the Company (“Common Stock”), subject to the conditions described in this grant of French Restricted Shares (the “Grant”) and in the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended by the Addendum-France (the “Plan”). The French Restricted Shares are granted, effective as of the         day of                         , 200     (the “Grant Date”).

2. Issuance and Transferability. French Restricted Shares awarded under the Plan may be evidenced in such manner as the Company shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of French Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such French Restricted Shares. The Participant shall have all the rights of a stockholder with respect to such Common Stock, including the right to vote and the right to receive dividends or other distributions paid or made with respect to such Common Stock.

3. Risk of Forfeiture. Participant shall immediately forfeit all rights to any non-vested portion of the French Restricted Shares in the event of termination, resignation or removal from employment with the Company under circumstances that do not cause Participant to become fully vested under the terms of the Plan or this Grant.

4. Vesting. Subject to Paragraph 3 hereof, Participant shall vest in his rights under the French Restricted Shares and the Company’s right to repurchase such Common Stock shall lapse

with respect to 50% of the French Restricted Shares on the second anniversary of                              (the “Vesting Date”) with another 25% on the third anniversary of the Vesting Date and with the remainder of the French Restricted Shares vesting on the fourth anniversary of the Vesting Date, provided that Participant remains continuously employed by the Company until such dates. If Participant’s employment with the Company or any subsidiary shall be terminated for any reason, any French Restricted Shares not then vested shall not vest (except as otherwise provided herein) and shall be forfeited back to the Company; provided, however, that any such French Restricted Shares not then vested shall vest upon death of Participant.

5. Disposal. French Restricted Shares delivered to the Participant upon vesting shall not be disposed of for a period of two years as from the Vesting Date.

6. Ownership Rights. Subject to the restrictions set forth in this Grant and the Plan, Participant is entitled as from the Vesting Date to all voting and ownership rights applicable to the French Restricted Shares, including the right to receive any cash dividends that may be paid on the French Restricted Shares.

7. Reorganization of the Company. The existence of this Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the French Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8. Recapitalization Events. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of Common Stock, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Common Stock or to French Restricted Shares shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying French Restricted Shares.

9. Certain Restrictions. By executing this Grant, Participant acknowledges that he or she has received a copy of the Plan and agrees that Participant will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this document or the terms of the Plan.

10. Amendment and Termination. No amendment or termination of this Grant shall be made by the Company at any time without the written consent of Participant.

11. Withholding of Taxes. The Company or the subsidiary of the Company which employs the Participant shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state or local tax and social security contribution withholding obligations.

12. No Guarantee of Tax Consequences. The Company makes no commitment or guarantee to Participant that any federal or state tax or social security contribution treatment will apply or be available to any person eligible for benefits under this Grant.

13. Severability. In the event that any provision of this Grant shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Grant, and the Grant shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

14. Governing Law. The Grant shall be construed in accordance with the laws of the State of Delaware to the extent that federal law does not supersede and preempt Delaware law.

Executed the day of                         , 200    .

COMPANY:

By:
Don A. Turkleson
Senior Vice President, Chief Financial Officer and Corporate Secretary

Accepted the          day of                         , 200

PARTICIPANT:

Address:

Social Security Number:

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